                                                                 EXHIBIT d(1)(i)

                        AMENDED AND RESTATED SCHEDULE A

                              WITH RESPECT TO THE

                         INVESTMENT ADVISORY AGREEMENT
          (SEPTEMBER 1, 2000, AS AMENDED AND RESTATED APRIL 30, 2001)

                                    BETWEEN

                          ING VARIABLE PRODUCTS TRUST
                   (FORMERLY PILGRIM VARIABLE PRODUCTS TRUST)

                                      AND

                              ING INVESTMENTS, LLC
                      AN ARIZONA LIMITED LIABILITY COMPANY
             (SUCCESSOR BY MERGER TO ING PILGRIM INVESTMENTS, LLC,
                      FORMERLY PILGRIM INVESTMENTS, INC.)

                                           ANNUAL INVESTMENT
                                             MANAGEMENT FEE
                                           -----------------
                                      (as a percentage of average                 LAST CONTINUED/
        FUND                                daily net assets)                    APPROVED BY BOARD       REAPPROVAL DATE
        ----                                                                     -----------------      -----------------
ING VP Growth + Value          0.75% of the first $250 million of assets           July 11, 2002        September 1, 2003
Portfolio                      0.70% of the next $250 million of assets
                               0.65% of the next $250 million of assets
                               0.60% of the next $250 million of assets
                               0.55% of the assets in excess of $1 billion

ING VP High Yield Bond         0.75% of the first $250 million of assets           July 11, 2002        September 1, 2003
Portfolio                      0.70% of the next $250 million of assets
                               0.65% of the next $250 million of assets
                               0.60% of the next $250 million of assets
                               0.55% of the assets in excess of $1 billion

ING VP Research                0.75% of the first $250 million of assets           July 11, 2002        September 1, 2003
Enhanced Index                 0.70% of the next $250 million of assets
Portfolio                      0.65% of the next $250 million of assets
                               0.60% of the next $250 million of assets
                               0.55% of the assets in excess of $1 billion

ING VP SmallCap                0.75% of the first $250 million of assets           July 11, 2002        September 1, 2003
Opportunities Portfolio        0.70% of the next $250 million of assets
                               0.65% of the next $250 million of assets
                               0.60% of the next $250 million of assets
                               0.55% of the assets in excess of $1 billion

ING VP Convertible                                0.75%                            July 11, 2002        September 1, 2003
Portfolio

                                           ANNUAL INVESTMENT
                                             MANAGEMENT FEE
                                           -----------------
                                      (as a percentage of average                LAST CONTINUED/
        FUND                                daily net assets)                   APPROVED BY BOARD         REAPPROVAL DATE
        ----                                                                    -----------------        -----------------
ING VP Growth                                     0.75%                           July 11, 2002          September 1, 2003
Opportunities Portfolio

ING VP International                              1.00%                           July 11, 2002          September 1, 2003
Value Portfolio

ING VP LargeCap                                   0.75%                           July 11, 2002          September 1, 2003
Growth Portfolio

ING VP MagnaCap                                   0.75%                           July 11, 2002          September 1, 2003
Portfolio

ING VP MidCap                                     0.75%                           July 11, 2002          September 1, 2003
Opportunities Portfolio

ING VP International                              1.00%                           July 11, 2002          September 1, 2003
Portfolio

ING VP Financial                                  0.75%                           July 11, 2002          September 1, 2003
Services Portfolio

ING VP International                              1.00%                           July 11, 2002          September 1, 2003
SmallCap Growth
Portfolio

                                       2